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                                                                   EXHIBIT 10.13
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                              FIRST AMENDMENT TO
                              ------------------
                             EMPLOYMENT AGREEMENT
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     This First Amendment to the January 31, 1998 Employment Agreement between
KOHL'S DEPARTMENT STORES, INC., a Delaware corporation ("Corporation"), and R. Lawrence Montgomery ("Executive") is made as of this 15th day of November, 2000.

1. Article 1 of the Agreement is hereby revised to read, in its entirety, as follows:

                                   ARTICLE I
                               Employment Duties

     During the term of the Executive's employment hereunder, the Corporation shall employ the Executive and the Executive shall serve as Chief Executive Officer of the Corporation. Subject to the authority and direction of the Board of Directors of the Corporation, the Executive shall have supervision and control over, and responsibility for, the general management and day-to-day operation of the Corporation. The Executive shall also have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation; provided, however, that such duties are reasonably consistent with the duties normally performed by a Chief Executive Officer. The Executive's principal place of employment shall be at the Corporation's headquarters in Menomonee Falls, Wisconsin; provided, however, that the Executive acknowledges and agrees that he may from time to time be required to travel outside Milwaukee, Wisconsin on behalf of the Corporation. The Executive shall devote his entire working time and efforts to the business affairs of the Corporation and its affiliates and shall faithfully and to the best of his ability perform his duties hereunder, provided that Executive may take reasonable amounts of time to serve on corporate, civil or charitable boards or committees if such activities do not interfere with the performance of Executive's duties hereunder. The Executive hereby agrees to serve as an officer of the Corporation and of affiliates of the Corporation as part of his contemplated duties hereunder without additional compensation therefor.

2. Section 8.2 of the Agreement is hereby revised to read, in its entirety, as follows:

     8.2. Confidential Information. The Executive agrees that he shall not, at any time while he is employed hereunder and during the Restricted Period, disclose to any person who is not at the time of such disclosure, a person to whom such disclosure has been authorized by the Board any confidential information regarding the Corporation or its business obtained by the Executive while in the employ of the Corporation, including without limitation, financial information, marketing information and pricing information (the "Confidential Information"). The Executive acknowledges that he also understands and agrees that the foregoing shall not constitute a waiver by the Corporation of any right to
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     protect its trade secrets, including rights under Section 134.90 of the
     Wisconsin Statutes and any successor provision thereto.

3. Executive expressly agrees that the modifications reflected in this First Amendment shall not be deemed to be changes or occurrences that could constitute or contribute to a claim by Executive for termination of the his employment for "Good Reason" as defined in Section 4.14 of the Agreement.




     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of November 15/th/, 2000.

                                      KOHL'S DEPARTMENT STORES, INC.

                                      By: /s/ Arlene Meier
                                          ----------------------------
                                          Arlene Meier
                                          Chief Operating Officer

                                      EXECUTIVE:

                                          /s/ R. Lawrence Montgomery
                                          -----------------------------
                                          R. Lawrence Montgomery

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